ITEM 77q1(d)

Declaration of Trust dated February 19,
2014. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange
Commission on February 25, 2014 (Accession
Number 0001193125-14-067429).


Amended Schedule A to the Declaration of Trust as of May 7, 2014. Incorporated herein by reference to the Registrants Registration
Statement as filed with the Securities and Exchange Commission on July 14, 2014 (Accession
Number 0001193125-14-267514).

Amended Schedule A to the Declaration of Trust as of September 10, 2014. Incorporated herein by reference to the Registrants Registration of Securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 as filed with the Securities and Exchange Commission on October 30, 2014 (Accession Number 0001193125-
14-388645).